CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PWR CPA, LLP

7600 W. Tidwell, Suite 501

Houston, Texas 77040

We hereby consent to the use in the Offering Statement on Form 1-A of our report dated July 14, 2020 relating to our audit of the balance sheet of The Emancipation Fund Initiative LLC as of April 30, 2020, and the related statements of operations and changes in member’s capital and cashflows for the period from April 21, 2020 (inception) to April 30, 2020.

PWR CPA, LLP

Houston, Texas

July 24, 2020